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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of e-Medsoft.com

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 5, 2000, relating to the financial statements of Virtx, Inc. for the period ended December 31, 1999.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ SPRAYBERRY, BARNES, MARIETTA & LUTTRELL

    Sprayberry, Barnes, Marietta & Luttrell
    formerly known as
    Carpenter, Kuhen & Sprayberry
    Oxnard, California
    March 1, 2001